Exhibit T3A.29.11

FEDERAL IDENTIFICATION
NO. 04-2547678
The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512
ARTICLES OF AMENDMENT
(General Laws, Chapter 156B, Section 72)
We, Daniel A. Jauernig, *President/ *Vice President, and John P. Stevenson, *Clerk / * Assistant Clerk, of AT&T Capital Leasing Services, Inc.
(Exact name of corporation)
located at 550 Cochituate Road
(Street address of corporation in Massachusetts)
certify that these Articles of Amendment affecting articles numbered:
1

(Number those articles 1,2,3,4,5 and/or 6 being amended)
of the Articles of Organization were duly adopted at a meeting held on November 30th, 1998, by vote of:
1,000 shares of Common of 1,000 shares outstanding,

(type, class & series, if any)
                      shares of                      of                        shares outstanding, and
(type, class & series, if any)
                       shares of                      of                        shares outstanding.
(type, class & series, if any)
1 **being at least a majority of each type, class or series outstanding and entitled to vote thereon: or  2 **being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

*	Delete the inapplicable words.

**	Delete the inapplicable clause.

[1]	For amendments adopted pursuant to Chapter 156B, Section 70.

[2]	For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:
The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:
Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:		Common:

Preferred:		Preferred:
That the name of the corporation has been changed to Newcourt Leasing Corporation and the name set forth in Article One is relinguished.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B. Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:	.

SIGNED UNDER THE PENALTIES OF PERJURY, this 5th day of January, 1999,

/s/ Daniel A. Jauernig Daniel A. Jauernig	,	*President/ *Vice President,

/s/ John P. Stevenson John P. Stevenson	,	*Clerk/ *Assistant Clerk,

*	Delete the inapplicable words.